Exhibit 4(b)

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                              NATIONAL FUEL GAS COMPANY

                                          TO
                                 THE BANK OF NEW YORK
                           (formerly Irving Trust Company)
                                                   TRUSTEE



                                   _______________



                         _____________ SUPPLEMENTAL INDENTURE

                            Dated as of __________, _____

                                          TO

                                      INDENTURE

                             Dated as of October 15, 1974



                                   _______________



                          [A Series of Debentures designated
                            MEDIUM-TERM NOTES, SERIES ___
                 due from nine months to 40 years from date of issue]
                                         [or]
                        [_____% Debentures, Series due _____]



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


           _____________ SUPPLEMENTAL INDENTURE dated as of
          ________________, ____, made and entered into by and between NATIONAL FUEL GAS COMPANY, a corporation of the State of New Jersey, with its Post Office address at 10 Lafayette Square, Buffalo, New York 14203 (hereinafter sometimes called the Company), party of the first part, and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose Post Office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Trustee), party of the second part, as Trustee under the Indenture dated as of October 15, 1974 executed and delivered by the Company:

                    WHEREAS the aforesaid Indenture dated as of October 15, 1974 (herein with all indentures supplemental thereto called the Indenture) provides for the issuance of fully registered debentures in one or more series (hereinafter called the Debentures), unlimited in aggregate principal amount; and

                    WHEREAS the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purpose of setting forth the terms and provisions of each series of Debentures from time to time issued; and

                    WHEREAS the Company has determined to create the ________ series of Debentures, and all things necessary to make this ________ Supplemental Indenture a valid, binding and legal instrument supplemental to the Indenture have been performed and the issuance of said _____ series of Debentures, subject to the terms of the Indenture, has been in all respects duly authorized;

                    NOW, THEREFORE, THIS INDENTURE WITNESSETH: that in order to set forth the terms and provisions of said _____ series of Debentures and in consideration of the premises and of the purchase and acceptance of said Debentures by the Holders thereof, and in consideration of the sum of One Dollar by the Trustee to the Company paid, receipt whereof is hereby acknowledged, the Company hereby agrees and provides, for the equal and proportionate benefit of the respective holders from time to time of the Debentures, as follows:

                                        ARTICLE ONE

                             _____ SERIES OF DEBENTURES

                    SECTION 1. There shall be a series of Debentures designated as "_____% Debentures, Series due ________, _____" (herein sometimes referred to as the "_____ Series"), limited to an aggregate principal amount of ________ Dollars ($________) except as otherwise provided in the Indenture.

                    The form of the Debentures of the _____________ Series, which shall be established by Resolution of the Board of Directors, shall contain suitable provisions with respect to the matters hereinafter specified.

                    SECTION 2. The Debentures of the _____ Series shall mature on ________, ________; they shall bear interest at the
          rate of    _____________ per centum (_____%) per annum, payable
          semi-annually on ________ and ________ of each year; the principal of, and the premium, if any, and the interest on, each said Debenture shall be paid at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts; provided, that, at the option of the Company, interest may be payable by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture register or by a federal wire transfer to such person [who at the time of such payment holds in excess of $__________ principal amount of Debentures of the ________ Series] in accordance with written instructions received by the Company from such person.
          Debentures of the ________ Series authenticated for original issue shall be dated the date of authentication and shall bear interest from ________, ________. Each Debenture of the ________ Series, other than a Debenture authenticated for original issue, shall be dated and bear interest as in Section
          2.02 of the Indenture provided.

                    Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the Debentures, all Debentures of the ________ Series authenticated by the Trustee after the Record Date hereinafter specified for any interest payment date and prior to such interest payment date shall be dated the date of authentication but shall bear interest from such interest payment date, subject to the provisos and exceptions of said Section 2.02, and the person in whose name any Debenture is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Debenture upon any transfer or exchange thereof subsequent to such Record Date and on or prior to such interest payment date, subject to the provisos and exceptions of said Section 2.02 and all as provided in said Section 2.02 [, provided that interest payable on the maturity date will be payable to the person to whom the principal of the Debenture shall be payable]. The Record Date for the interest payable ________ on the Debentures of the ________ Series is ________ and the Record Date for the interest payable
          ________ on the Debentures of the ____________   Series is
          ________.


                   *SECTION 3. The Debentures of the ________ Series are redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, at the prices set forth in the tabulation below under the heading "Redemption Prices" and expressed in percentages of the principal amount of the Debentures to be redeemed, together, in each case, with accrued interest to the date fixed for redemption, provided that none of the Debentures of the ________ Series shall be redeemed at the Redemption Prices prior to the [first] [fifteenth] day of ________, ________, if such redemption is for the purpose or in anticipation of their refunding through the use, directly or indirectly, of funds borrowed by the Company at an effective interest cost to the Company (calculated in accordance with acceptable financial practice) of less than ________% per annum.

          If Redeemed                        If Redeemed
          During 12                          During 12
          Months                             Months
          Period         Redemption          Period         Redemption
          Ending         Price               Ending         Price
          ___________    ____________        ___________    __________




                    Redemption of Debentures of the _____________ Series shall be made in accordance with the provisions of Sections 5.02,
          5.03 and 5.04 of the Indenture.

                    *This Section will be omitted or changed if the Debentures to which this Supplemental Indenture relates shall not be subject to redemption or shall be subject to redemption on terms different from those described herein.


                   **[SECTION 1. There shall be a series of Debentures designated "Medium-Term Notes, Series _____" (herein sometimes referred to as the "_____________ Series"), due from nine months to 40 years from the date of issue, limited to an aggregate principal amount of ________ Dollars ($________) except as otherwise provided in the Indenture.

                    The form of the Debentures of the ________ Series, which shall be established by Resolution of the Board of Directors, shall contain suitable provisions with respect to the matters hereinafter specified.

                    SECTION 2.  Each Debenture of the __________________
          Series shall mature on such date not less than nine months nor more than 40 years from the date of issue; shall bear interest at such rate or rates (which may be either fixed or variable), payable semi-annually on the first day of such months in each year (each an interest payment date) and at maturity and shall have such other terms and provisions not inconsistent with the Indenture as the Board of Directors may determine in accordance with a Resolution filed with the Trustee referring to this ________ Supplemental Indenture; and the principal of, and the premium, if any, and the interest on, each said Debenture shall be paid at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts; provided, that, at the option of the Company, interest may be payable by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture register or by a federal wire transfer to such person [who at the time of such payment holds in excess of $__________ principal amount of Debentures of the ________ Series] in accordance with written instructions received by the Company from such person. Debentures of the _____________ Series of a designated interest rate, interest payment dates and maturity authenticated for original issue shall be dated the date of authentication and shall bear interest from the Original Interest Accrual Date hereinafter specified.

                    Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the Debentures, all Debentures of the ________ Series authenticated by the Trustee after the Record Date hereinafter specified for any interest payment date and prior to such interest payment date (unless the Issue Date is after such Record Date) shall be dated the date of authentication but shall bear interest from such interest payment date, subject to the provisos and exceptions of
          Section 2.02 of the Indenture, and the person in whose name any Debenture is registered at the close of business on any Record
          Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Debenture upon any transfer or exchange thereof subsequent to such Record Date and on or prior to such interest payment date, subject to the provisos and exceptions of Section 2.02 and all as provided in
          Section 2.02, provided that interest payable on the maturity date will be payable to the person to whom the principal of the Debenture shall be payable. If the Issue Date of the Debentures of the _____________ Series of a designated interest rate, interest payment dates and maturity is after such Record Date and prior to the next succeeding interest payment date, such Debentures shall bear interest from the Original Interest Accrual Date but payment of interest shall commence on the second interest payment date succeeding the Issue Date. The Record Date for the interest payable on an interest payment date on the Debentures of the ________ Series is the fifteenth day of the month next preceding such interest payment date. "Original Interest Accrual Date" with respect to Debentures of the ________ Series of a designated interest rate, interest payment dates and maturity shall mean the date of the first authentication of Debentures of such designated interest rate, interest payment dates and maturity unless the Board of Directors shall determine another date from which interest shall accrue in accordance with a Resolution filed with the Trustee referring to this ____ Supplemental Indenture, then such other date for Debentures of such designated interest rate, interest payment dates and maturity. "Issue Date" with respect to Debentures of the _____ Series of a designated interest rate, interest payment dates and maturity shall mean the date of the first authentication of Debentures of such designated interest rate, interest payment dates and maturity.

                    SECTION 3. Each Debenture of the _________________ Series may be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, as the Board of Directors may determine in accordance with a Resolution filed with the Trustee referring to this ________ Supplemental Indenture.

                    Redemption of any Debentures of the ___________ Series shall be made in accordance with the provisions of Sections 5.02,
          5.03 and 5.04 of the Indenture.]

                    **These provisions will be inserted in lieu of Sections 1, 2 and 3 above in any Supplemental Indenture relating to the issuance of Debentures which are designated "Medium-Term Notes, Series____".



                                     ARTICLE TWO

                              MISCELLANEOUS PROVISIONS

                    ***[SECTION 4. The holders of Debentures of the ________ Series consent that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Debentures of the ________ Series entitled to consent to any amendment, supplement or waiver to or under the Indenture. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.]

                    ***This provision may be inserted in any Supplemental Indenture relating to the issuance of Debentures or the Debentures which are designated "Medium-Term Notes, Series___", which will be issued to The Depository Trust Company, and the subsequent sections will be renumbered accordingly.

                    SECTION 4. The recitals of fact contained in this _____________ Supplemental Indenture and in the Debentures of the
          ________ Series (other than the certificate of authentication) shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity of this_____________ Supplemental Indenture or of the Debentures of
          the   ________ Series.

                    SECTION 5. The titles of the several Articles of this _____________ Supplemental Indenture shall not be deemed to be any part hereof.

                    SECTION 6. This _____________ Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                    IN WITNESS WHEREOF, said NATIONAL FUEL GAS COMPANY has caused this instrument to be executed in its corporate name by its [Title], and its corporate seal to be hereunto affixed and to be attested by its [Title], and said THE BANK OF NEW YORK (formerly Irving Trust Company) has caused this instrument to be executed in its corporate name by one of its [Title] or one of its [Title], and its corporate seal to be hereunto affixed and to be attested by one of its [Title], all as of ________, _____.

                                             NATIONAL FUEL GAS COMPANY

                                             BY ______________________
                                                  [Title]

          Attest:

          _____________________
               [Title]

                                             THE BANK OF NEW YORK

                                             BY ______________________
                                                  [Title]

          Attest:

          _____________________
               [Title]

          STATE OF NEW YORK   )
          COUNTY OF           )  ss:

                    On the ___ day of ________, in the year _____, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he resides at _____________, ________, ____; that he is the [Title] of NATIONAL
          FUEL GAS COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                              ____________________________
                              ______________
                              NOTARY PUBLIC, State of New York
                              (No. ________)
                              Qualified in ___________ County
                              Commission Expires _______ ___, 19__

          STATE OF NEW YORK   )
          COUNTY OF NEW YORK  ) ss:

                    On the ___ day of ________, in the year _____, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he resides at _____________, ________, ____; that he is a [Title] of THE BANK
          OF NEW YORK (formerly Irving Trust Company), one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                              ____________________________
                              ______________
                              NOTARY PUBLIC, State of New York
                              (No. _________)
                              Qualified in ___________ County
                              Certificate Filed in ____________ County
                              Commission Expires _______ ___, 19__